Exhibit 21
Subsidiaries of Air Products and Chemicals, Inc.
The following is a list of the Company’s consolidating subsidiaries, as of 30 September 2009, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. This list does not include equity affiliate investments and cost investments.
UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.
Registrant — Air Products and Chemicals, Inc.
AHS Seating and Mobility Georgia, Inc. (Georgia)
APMTG Helium LLC
Air Products Didcot LLC
Air Products (Rozenburg), Inc.
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Electronics, LLC
Air Products Energy Enterprises, L.P.
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Healthcare Southeast, LLC
Air Products Helium, Inc.
Air Products HyCal Company, L.P. (California)
Air Products Hydrogen Company, Inc.
Air Products International Corporation
Air Products LLC
Air Products Manufacturing Corporation
Air Products Performance Manufacturing, Inc.
Air Products Seating and Mobility, Inc.
Air Products Trinidad Services, Inc.
American Homecare Supply West Virginia, Inc.
American Homecare Supply, LLC
APCI Ref-Fuel Company
APCI (U.K.), Inc.
Ducolake, Inc. (Indiana)
East Coast Oxygen Co.
Goar, Allison and Associates, Inc. (Texas)
Lakeway Medical Rentals, LLC
Middletown Oxygen Company, Inc.
Nightingale Medical of Indiana, LLC (Indiana)
Prodair Corporation
Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
SCWC Corp.
Stockton CoGen (I), Inc.
ARGENTINA
Terapias Medicas Domiciliarias, S.A.
AUSTRIA
Air Products Gesellschaft mbH
BELGIUM
Air Products S.A.
Air Products Management S.A.
Napro S.A.
Medigaz, S.A.

BERMUDA
Asia Industrial Gas Company Ltd.
BRAZIL
Air Products Brasil Ltda.
CANADA
Air Products Canada Ltd./Prodair Canada Ltee
CHINA
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Changxing) Co., Ltd.
Air Products and Chemicals (Changzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Fujian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Fuzhou) Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Ningbo) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Kunshan) Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Zhengzhou) Hi-Tech Co., Ltd.
Air Products and Chemicals (Nanjing) Specialty Amines Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Permea China, Ltd.
CZECH REPUBLIC
Air Products spol s.r.o.
FRANCE
Air Products Healthcare France
Air Products SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
Henno Oxygene S.A.S.
Hold’Air SAS
Union Mobiliere Industrielle S.A.R.L.

GERMANY
Air Products GmbH
Air Products Medical GmbH
Air Products Performance Materials GmbH
S. I. Q. Beteiliguns GmbH
INDIA
Prodair Air Products India Private Limited
INDONESIA
PT Air Products Indonesia
IRELAND
Air Products Ireland Limited
ITALY
Air Products Italia S.r.l.
JAPAN
Air Products Japan, Inc.
KOREA
Air Products ACT Korea Limited
Air Products Electronics Materials Inc.
Air Products Korea Inc.
Air Products HYT Inc.
Air Products Korea Electronics, Inc.
Han Mi Specialty Gases Co. Ltd.
Shinil Cryogenic Materials, Ltd.
MALAYSIA
Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
MEXICO
Air Products and Chemicals de Mexico, S.A. de C.V.
Air Products Infra Nitrogeno, S. de R.L. de C.V.
THE NETHERLANDS
Air Products Chemicals Europe B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Utilities B.V.
NORWAY
Air Products A/S
PERU
Air Products Peru S.A.C.
POLAND
Air Products Polska Sp. z o.o.
Air Products Sp. z.o.o.
Roboprojekt Sp. z.o.o
PORTUGAL
Gases Industriais, S.A.R.L.

ROMANIA
Air Products Hidrogen S.R.L.
RUSSIA
Air Products O.O.O.
SINGAPORE
Air Products and Chemicals (S) Pte. Ltd.
Air Products Singapore Pte. Ltd.
SLOVAKIA
Air Products Slovakia s.r.o.
SPAIN
Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Services Europe, S.A.
Air Products Sud Europa, S.L.
Altanova Residencial, S.L.
Matgas 2000 A.I.E.
Oxigenol, S.A.
Oxygeno y Carbogenos, S.A.
Oximeca, S.A.
Sociedad Espanola de Carburos Metalicos S.A.
SWITZERLAND
Air Products Switzerland Sàrl
TAIWAN
Airpro Gases Co., Ltd.
Air Products San Fu Co., Ltd.
Air Products Electronics Taiwan Limited
Air Products Taiwan Co., Ltd.
Air Products Taiwan Holdings, LLC
THAILAND
Air Products Asia (Technology Center) Ltd.
TRINIDAD AND TOBAGO
Air Products Unlimited
UNITED KINGDOM
Air Products (BR) Limited
Air Products (Chemicals) Public Limited Company
Air Products (GB) Limited
Air Products Group Limited
Air Products PLC
Air Products (UK) Limited
Air Products Yanbu Limited
Anchor Chemical (UK) Limited
Anchor Chemical International Limited
Cryomed Limited
Cryoservice Limited
Prodair Services Limited
Protexeon Limited
Air Products (Chemicals) Teesside Limited

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